ARTICLES OF MERGER

between

COHEN & STEERS INFRASTRUCTURE FUND, INC.
(a Maryland corporation)

and

COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.
(a Maryland corporation)


		COHEN & STEERS INFRASTRUCTURE FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("UTF"), and COHEN & STEERS
REIT AND UTILITY INCOME FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("RTU"), do hereby certify that:

		FIRST:  UTF and RTU agree to merge.

		SECOND:  The name and place of incorporation of each party to these Articles are COHEN & STEERS INFRASTRUCTURE FUND, INC., a Maryland corporation, and
COHEN & STEERS REIT AND UTILITY INCOME FUND, INC., a Maryland corporation.
UTF shall survive the merger as the successor corporation and shall continue under the name "COHEN & STEERS INFRASTRUCTURE FUND, INC." as a corporation of the State of Maryland.

		THIRD:  UTF has its principal office in the State of Maryland in Baltimore
City.  RTU has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.

		FOURTH:  The terms and conditions of the transaction set forth in these
Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the State of Maryland.  The manner of approval was as follows:

	(a) The Board of Directors of UTF at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of UTF. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by UTF as required by law. The proposed merger was approved by the stockholders of UTF at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

	(b) The Board of Directors of RTU at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of RTU. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by RTU as required by law. The proposed merger was approved by the stockholders of RTU at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

FIFTH: The total number of shares of capital stock of all classes which UTF or RTU, respectively, has authority to issue, the number of shares of each class which UTF or RTU, respectively, has authority to issue, and the par value of the shares of each class which UTF or RTU, respectively, has authority to issue are as follows:

	(a) The total number of shares of stock of all classes which UTF has authority to issue is 100,000,000 shares of Common Stock (par value $0.001 per share). The aggregate par value of all the shares of stock of all classes of UTF is $100,000.

	(b)	The total number of shares of stock of all classes which RTU has authority to issue is 100,000,000 shares of Common Stock (par value $0.001 per share). The aggregate par value of all the shares of stock of all classes of RTU is $100,000.

		SIXTH:  The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

	(a) Each issued and outstanding full (and fractional) share of the Common Stock of UTF at the effective time of the merger shall continue, without change as to class, series or otherwise, to be an issued and outstanding share of Common Stock of UTF.

	(b)  Each issued and outstanding full (and fractional) share of Common Stock of RTU at the effective time of the merger shall upon effectiveness and without further act, be converted into, and become, an equivalent dollar amount (to the nearest $0.001) of full (and fractional) shares of Common Stock of UTF, based on the net asset value per share of Common Stock of each of UTF and RTU calculated at 4:00 p.m., Eastern time, on the day on which the merger becomes effective, in accordance with the provisions of the Agreement and Plan of Merger, dated June 29, 2009, between each party to these Articles of
Merger.

	(c) In lieu of delivery of certificates for UTF Common Stock, UTF will record the issuance of UTF shares in the merger to holders of RTU shares in book entry form, with notice thereof to such holders.

	(d) Any holder of RTU Common Stock whose shares are represented by stock certificates will not be issued shares of UTF Common Stock and will not be entitled to vote as a holder of such shares of UTF Common Stock unless and until such RTU stock certificates are surrendered to UTF, at which time such RTU stockholder will be issued the full (and fractional) shares of UTF Common Stock to which such RTU stockholder is entitled. UTF dividends or other distributions payable to any former RTU stockholder after the merger shall be paid to such stockholder; however such dividends or distributions shall not be paid unless and until such stockholder's certificates representing RTU Common Stock have been surrendered to UTF.

		SEVENTH:  These Articles of Merger and the merger shall become effective at
4:00 p.m. Eastern time on March 12, 2010.

		EIGHTH:  Each undersigned President acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.



ATTEST:




/s/ Francis C. Poli
Francis C. Poli, Secretary

	COHEN & STEERS INFRASTRUCTURE FUND, INC.



By: /s/ Adam Derechin
    Adam Derechin, President
ATTEST:




/s/ Francis C. Poli
Francis C. Poli, Secretary
	COHEN & STEERS REIT AND UTILITY FUND, INC.



By:  /s/ Adam Derechin
        Adam Derechin, President